UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 8, 2008

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 8, 2008, the entity owning International Plaza, a 50.1% owned consolidated joint venture (International Plaza) of Taubman Centers, Inc. (the Company), entered into a floating rate loan agreement (Loan Agreement) with Eurohypo AG, New York Branch, as Administrative Agent, Joint Lead Arranger and Joint Book Runner (Eurohypo) and the various lenders and agents on the signature pages thereto. The Loan Agreement has a three year term, with two one-year extension options. The loan is non-recourse to the Company.

Under the Loan Agreement, International Plaza will pay interest monthly based on, at International Plaza’s option, one, two, three or six month LIBOR plus a 1.15% credit spread. International Plaza has also entered into an agreement to swap this floating rate for an all-in fixed rate, which includes credit spread and fees, of 5.375% for the initial three-year term of the Loan Agreement. No principal payments will be required until the maturity date, except monthly principal payments of approximately $0.2 million are required during the last year if the second one-year extension is elected.

The proceeds from the $325 million borrowing were used to repay the existing $175.2 million 4.37% (effective rate) loan, plus accrued interest, the Company’s $33.5 million preferential equity and general financing expenses, with the remaining net proceeds distributed among the joint venture partners based upon ownership percentages.

The foregoing description is qualified in its entirety by (i) the Loan Agreement, a copy of which is attached hereto as Exhibit 4.1, (ii) the Amended and Restated Leasehold Mortgage, Security Agreement and Financing Statement, a copy of which is attached hereto as Exhibit 4.2, (iii) the Assignment of Leases and Rents, a copy of which is attached hereto as Exhibit 4.3, and (iv) the Carveout Guaranty, a copy of which is attached as Exhibit 4.4, all of which are hereby incorporated by reference.

Item 2.03.                                 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.                                 FINANCIAL STATEMENTS AND EXHIBITS.

(d)            Exhibits

The following Exhibits are filed with this report:

Exhibit	Description

4.1
Loan Agreement dated January 8, 2008, by and between Tampa Westshore Associates Limited Partnership and Eurohypo AG, New York Branch, as Administrative Agent, Joint Lead Arranger and Joint Book Runner and the various lenders and agents on the signature pages thereto.

4.2
Amended and Restated Leasehold Mortgage, Security Agreement and Financing Statement dated January 8, 2008, by Tampa Westshore Associates Limited Partnership, in favor of Eurohypo AG, New York Branch, as Administrative Agent.

4.3	Assignment of Leases and Rents dated January 8, 2008, by Tampa Westshore Associates Limited Partnership, in favor of Eurohypo AG, New York Branch, as Administrative Agent.

4.4	Carveout Guaranty dated January 8, 2008, by The Taubman Realty Group Limited Partnership to and for the benefit of Eurohypo AG, New York Branch, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2008	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1
Loan Agreement dated January 8, 2008, by and between Tampa Westshore Associates Limited Partnership and Eurohypo AG, New York Branch, as Administrative Agent, Joint Lead Arranger and Joint Book Runner and the various lenders and agents on the signature pages thereto.

4.2
Amended and Restated Leasehold Mortgage, Security Agreement and Financing Statement dated January 8, 2008, by Tampa Westshore Associates Limited Partnership, in favor of Eurohypo AG, New York Branch, as Administrative Agent.

4.3	Assignment of Leases and Rents dated January 8, 2008, by Tampa Westshore Associates Limited Partnership, in favor of Eurohypo AG, New York Branch, as Administrative Agent.

4.4	Carveout Guaranty dated January 8, 2008, by The Taubman Realty Group Limited Partnership to and for the benefit of Eurohypo AG, New York Branch, as Administrative Agent.